Exhibit 1.1

EXECUTION VERSION

CORPORATION

3,500,000 Shares

7.50% Non-Cumulative Perpetual Convertible

Class A Preferred Stock, Series L, No Par Value

Underwriting Agreement

April 14, 2008

Wachovia Capital Markets, LLC

Goldman, Sachs & Co.

As representatives (the “Representatives”) of the several

underwriters named in Schedule I

c/o Wachovia Capital Markets, LLC

Two Wachovia Center

301 South Tryon Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Wachovia Corporation (the “Company”), a North Carolina corporation, proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives, an aggregate of 3,500,000 Shares (the “Firm Shares”) of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, no par value and with a liquidation preference of $1,000 per share (the “Preferred Stock”), of the Company and, at the election of the Representatives acting on behalf of the Underwriters, to issue and sell to the Underwriters up to an additional 525,000 shares of Preferred Stock (the “Optional Shares”, and, together with the Firm Shares, the “Securities”), on the terms and for the purposes set forth in Section 2 hereof. The Securities will be convertible into shares of Common Stock, par value $3.33 1/3 per share, of the Company (the “Common Stock”).

Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 1(A)(a)), have the meanings specified in the Pricing Prospectus.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-150225) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendments thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the prospectus filed as part of such registration statement, in the form in which it was most recently filed with the Commission prior to the date of this Agreement included in such registration statement on the effective date of such registration statement, is hereinafter called the “Effective Date Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act after the Effective Date Prospectus is hereinafter called a “Post-Effective Date Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1, and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Effective Date Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5 hereof is hereinafter called the “Prospectus”; any reference herein to the Effective Date Prospectus, the Pricing Prospectus, any Post-Effective Date Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus, or the Prospectus, shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated therein, in each case after the date of the Effective Date Prospectus, such Post-Effective Date Preliminary Prospectus or the Prospectus as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Post-Effective Date Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each of the Effective Date Prospectus and each

Post-Effective Date Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 8:56 a.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by any final term sheet prepared and filed pursuant to Section 5(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time and any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus and used in connection with the offering of the Securities, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the

Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b).

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(g) The Securities being delivered to the Underwriters at each Time of Delivery have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Company’s Articles of Incorporation, as amended to each Time of Delivery, including the Articles of Amendment relating to such shares (the “Amendment”) filed under the North Carolina Business Corporation Act. The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance, when issued in accordance with the provisions of the Securities, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in such Articles of Incorporation, as amended to the date such shares of Common Stock are issued upon the conversion of the Securities, including the Amendment.

(h) The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Securities and to perform its obligations hereunder and thereunder; the execution, delivery and performance of this Agreement and the terms of the Securities as established in the Company’s Articles of Incorporation, as amended to each Time of Delivery, and compliance with the provisions hereof and thereof by the Company, including the issuance of shares of Common Stock upon conversion of the Securities in accordance with the Amendment, will not constitute a breach of or default under, the corporate charter or by-laws of the Company, or, to the best of the Company’s knowledge any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Company is a party, or, to the best of the Company’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company, in each case which, breach or default would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement and the Securities by the Company, including the issuance of Common Stock upon conversion of the Securities in accordance with the Amendment, except such as have been made or obtained or will be made or obtained on or before each Time of Delivery and except such as may be required under applicable state securities or “blue sky” laws.

(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(j) The Amendment has been duly filed with the Secretary of State of the State of North Carolina in accordance with the North Carolina Business Corporation Act and with all other governmental authorities where such filing is required in order to be effective under North Carolina law.

(k) The Securities and the Common Stock conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(l) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(m) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(n) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(o) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees (i) to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule II, the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I and (ii) in the event and to the extent that the Representatives exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in Schedule II, the number of the Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives, if necessary, so as to eliminate fractions of Securities) determined by multiplying the number of such Optional Shares by a fraction, the numerator of which is the maximum number of Firm Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Firm Shares that all of the Underwriters are entitled to purchase hereunder.

(b) Each Underwriter represents and agrees with the Company that it will comply with or observe any restrictions or limitations set forth in the Prospectus as amended or supplemented on persons to whom, or the jurisdictions in which, or the manner in which, the Securities may be offered, sold, resold or delivered.

(c) The Company hereby grants to the Underwriters the one-time right to purchase at the election of the Representatives up to 525,000 Optional Shares in connection with the offer and sale of the Firm Shares, as set forth in clause (i) of Section 2(a) for the sole purpose of covering sales of shares of Preferred Stock in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company, given within a period of 30 days after the date of this Agreement, setting forth the number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, which shall in no event be earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, earlier than three or later than ten New York Business Days after the date of such notice. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

3. Delivery and Payment. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver, or cause to be delivered, the Securities to the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing American Stock Transfer and Trust Company, as registrar, to register the Securities in the name of Cede & Co., or such other nominee as DTC may designate, and shall cause DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking prior to each Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment, with respect to the Firm Shares, shall be 10:30 a.m., New York City time, on April 17, 2008 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares shall be 10:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase the Optional Shares, or at such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called an “Optional Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

The documents to be delivered at a Time of Delivery by or on behalf of the parties hereto, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Pricing Disclosure Package and the Prospectus.

5. Agreements. The Company agrees with the several Underwriters as follows:

(a) To prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to make no further amendment or any supplement to the Registration Statement or the Prospectus unless they have furnished to you a copy for your review prior to filing or transmission for filing of the same with or to the Commission; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; if so requested by the Underwriters, to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to

Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Securities, to advise you, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Effective Date Prospectus or any Post-Effective Date Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, for so long as the delivery of a prospectus is required in connection with the offering and sale of the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), in the event of the issuance of any stop order or of any order preventing or suspending the use of the Effective Date Prospectus or Post-Effective Date Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use their reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a mutually agreed form and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus except as mutually agreed.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, after receiving notice or becoming aware of the foregoing, the Company promptly will prepare and file or transmit for filing with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance.

(d) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of the Company and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

(e) During the period beginning from the date hereof, and continuing to and including the date 90 days after the date hereof or such earlier time as the Representatives may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock (other than (1) the offer and sale of Securities pursuant to this Agreement, the issuance of shares of Common Stock upon conversion of the Securities in accordance with the Amendment and the offer and sale of Common Stock pursuant to the additional Underwriting Agreement between the Company and the Representatives, dated as of the date hereof, (2) the grant of stock options or other equity awards pursuant to the Company’s employee benefit, employee stock purchase or dividend reinvestment plans, (3) the issuance of such stock pursuant to the exercise of such options or settlement of such equity awards or pursuant to dividend reinvestment plans, or (4) upon the consent of the Representatives).

(f) The Company will use its reasonable best efforts to furnish in New York City to each of the Underwriters prior to 1:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus and all amendments of and supplements to the Prospectus as may be reasonably requested, provided that such request, including the delivery location for such copies of the Prospectus is provided by such Underwriters in a timely manner. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Securities and if at the time of such offering or sale any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, or the Exchange Act, to notify you and promptly file such document and, if required, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the

Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will pay the expenses of printing and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Securities by the Company to the Underwriters, and any fees charged for rating the Securities.

(h) The Company will use its reasonable best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(i) The Company will use all commercially reasonable efforts to ensure that, no later than 30 days following the First Time of Delivery, the Securities will be listed on the New York Stock Exchange.

(j) The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of Common Stock upon conversion of the Securities.

6. Covenants Regarding Free Writing Prospectuses.

(a) (i) The Company represents and agrees that, other than any final term sheet prepared and filed pursuant to Section 5(a), without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Company, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of the Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus that is required to be filed with the Commission under Rule 433 under the Act; and

(iii) Any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to Section 5(A)(a) hereof) is listed on Schedule II(a).

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and each applicable Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; any final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) The Company shall have furnished to the Representatives a certificate, dated each applicable Time of Delivery, of the Company, signed by the principal financial or accounting officer of the Company, to the effect that, to the best of his knowledge after reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the applicable Time of Delivery with the same effect as if made on the applicable Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Time of Delivery, in all material respects;

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;

(iii) Since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of the Company and its subsidiaries consolidated, except as set forth in or contemplated by the Prospectus; and

(iv) On or after the Applicable Time, (A) no downgrading has occurred in the rating accorded the Company’s unsecured debt securities or preferred stock as described in Section 7(i)(i) and (B) no announcement has been made with respect to any rating accorded the Company’s unsecured debt securities or preferred stock or the Securities as described in Section 7(i)(ii).

(c) The Company shall have furnished to the Underwriters the opinion, dated each applicable Time of Delivery, of Ross E. Jeffries, Jr., Esq.,

Senior Vice President and Deputy General Counsel of the Company, which opinion shall be limited to the federal laws of the United States and the laws of the State of North Carolina (and, for the avoidance of doubt, shall not extend to the laws of any jurisdiction other than the United States with respect to any matter appearing under the caption “Underwriting” in the Pricing Prospectus or Prospectus) to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of North Carolina, with corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus;

(d) The Securities being delivered to the Underwriters at such Time of Delivery have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in the Company’s Articles of Incorporation, as amended to such Time of Delivery, including the Amendment; and the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance, when issued in accordance with the provisions of the Securities, will be duly and validly issued, fully paid and nonassessable, and will have the rights set forth in such Articles of Incorporation, as amended to the date such shares of Common Stock are issued upon the conversion of the Securities, including the Amendment.

(i) The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Securities and has all such power and authority to perform its obligations hereunder and thereunder; this Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Agreement and the Securities by the Company and compliance with the provisions hereof and thereof by the Company, including the issuance of Common Stock upon conversion of the Securities in accordance with the Amendment, will not constitute a breach of or default under, the corporate charter or by-laws of the Company, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel to which the Company is a party, or, to the best of such counsel’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company, which breach or default would be reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and to the best of such counsel’s knowledge, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement and the Securities by the Company, including the issuance of

Common Stock upon conversion of the Securities in accordance with the Amendment, except such as may be required under applicable state securities or “blue sky” laws or as have been duly made or obtained;

(ii) The Amendment has been duly filed with the Secretary of State of the State of North Carolina in accordance with the North Carolina Business Corporation Act and with all other governmental authorities where such filing is required in order to be effective under North Carolina law;

(iii) The Securities and the Common Stock conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and Prospectus; and

(iv) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in paragraph (v) of this Section 7(c), he has no reason to believe (i) that any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the applicable Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to the applicable Time of Delivery (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Effective Date Prospectus or the Prospectus that are not filed or incorporated by reference or described as required.

As to matters governed by New York law, Mr. Jeffries may rely upon the opinion of Simpson Thacher & Bartlett LLP delivered pursuant to Section 7(d).

(e) Simpson Thacher & Bartlett LLP, special counsel to the Company, shall have furnished to the Underwriters an opinion, dated each applicable Time of Deliver to the effect that:

(i) The applicable Securities have been duly authorized and, upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

(ii) This Agreement has been duly authorized, executed and delivered by the Company.

(iii) The statements made in the Pricing Prospectus and the Prospectus under the caption “Description of the Series L Preferred Stock”, insofar as they purport to constitute summaries of the terms of the Preferred Stock, constitute accurate summaries of the terms of such Preferred Stock in all material respects.

(iv) The statements made in the Pricing Prospectus and the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(v) The statements made in the Pricing Prospectus and the Prospectus under the caption “Certain ERISA Considerations”, insofar as they purport to constitute summaries of the terms of the statutes, rules and regulations thereunder, constitute accurate summaries of the terms of such statutes, rule and regulations in all material respects.

(vi) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body is required for the issue and sale of the applicable Securities by the Company pursuant to this Agreement except for the registration under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

As to matters governed by North Carolina law, Simpson Thacher & Bartlett LLP may rely upon the opinion of Ross E. Jeffries, Jr., Esq., delivered pursuant to Section 7(c).

(f) The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated each applicable Time of Delivery, with respect to such matters as the Representatives may reasonably require.

As to matters governed by North Carolina law, Sullivan & Cromwell LLP may rely upon the opinion of Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of the Company, delivered pursuant to Section 7(c).

(g) On the date hereof prior to the execution of this Agreement and each applicable Time of Delivery, KPMG LLP, as independent accountants of the Company, shall have furnished to the Representatives a letter, dated on such date and in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus, and confirming that they are independent accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations of the Commission thereunder. On the date hereof prior to the execution of this Agreement, Peter M. Carlson, the Controller and Principal Accounting Officer of the Company, shall have furnished to you a letter, dated the date of delivery thereof, in form and substance reasonably satisfactory to the Representatives with respect to the matters set forth on Annex A hereto.

(h) Subsequent to the Applicable Time, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders’ equity or results of operations of the Company and its consolidated subsidiaries that the Representatives conclude, after consultation with the Company, is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

(i) The Company shall have furnished to the Representatives such further information, certificates and documents as they may reasonably request prior to each applicable Time of Delivery.

(j) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s unsecured debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s unsecured debt securities or preferred stock.

(k) The Company shall have complied with the provisions of the first sentence of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(l) Application to list the shares of Common Stock issuable upon conversion of the Securities shall have been duly filed with the New York Stock Exchange.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, such Time of Delivery by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433 under the Act not constituting an Issuer Free Writing Prospectus and used in connection with the offering of the Securities, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signed the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the Registration Statement, the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus, the Pricing Prospectus, or any amendment thereto or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under Section 8(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 8(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 8(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representatives, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally or in the Company’s securities on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, or (iii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis or a change in financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States or elsewhere is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

10. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at an applicable Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the applicable Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at the applicable Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the applicable Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at the applicable Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters (or, with respect to the Optional Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares), then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements in Section 8; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. Expenses on Termination. If for any reason the Securities are not delivered by or on behalf of the Company as provided herein other than because of a termination of this Agreement pursuant to Section 10, the Company will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities but the Company shall then be under no further liability to any Underwriter except as provided in Section 8.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(f) and 8 hereof shall survive the termination or cancellation of this Agreement.

13. Arm’s-Length Terms. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters owe a fiduciary duty to the Company, in connection with such transaction or the process leading thereto.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representatives as set forth in Schedule II hereto; and if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.

17. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

18. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly or by the firm signing below on behalf of you as the Representatives will be binding upon all the Underwriters.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

WACHOVIA CORPORATION

/s/ James F. Burr
Name:	James F. Burr
Title:	Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

By: WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

By: GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.

On behalf of the Underwriters

set forth in Schedule I

SCHEDULE I

Underwriters	Number of Firm Shares to be Purchased
Wachovia Capital Markets, LLC	1,750,000
Goldman, Sachs & Co.	1,330,000
Citigroup Global Markets Inc.	140,000
Credit Suisse Securities (USA) LLC	140,000
UBS Securities LLC	140,000

Total	3,500,000

SCHEDULE II

Title of Securities:

7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, no par value and with a liquidation preference of $1,000 per share

Number of Firm Shares:

3,500,000

Number of Optional Shares:

525,000

Initial Public Offering Price:

$1,000 per Security

Purchase Price by Underwriters:

$975 per Security

Underwriters’ Compensation:

$25 per Security

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

First Time of Delivery:

April 17, 2008; 10:30 a.m. (New York City time)

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Address for Notices, etc.:

Wachovia Capital Markets, LLC

301 South College Street

Charlotte, North Carolina 28288-0602

Attn: Equity Capital Markets

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Attention: The Registration Department, 20th Floor

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

Press Release, as filed with the Commission pursuant to Rule 433 on April 14, 2008

Electronic “road show” on www.netroadshow.com

SCHEDULE II(a) AND SCHEDULE II(b)

(a) Issuer Free Writing Prospectuses not included in Pricing Disclosure Package:

Press Release, as filed with the Commission pursuant to Rule 433 on April 14, 2008

Electronic “road show” on www.netroadshow.com

(b) Documents Containing Underwriter Supplied Information:

None.